Annual Report

Cover Page

Name of issuer:

Extreme Sandbox, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: MN

Date of organization: 11/3/2011

Physical address of issuer:

1901 Glendale Rd
Hastings MN 55033

Website of issuer:

http://www.extremesandbox.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Current number of employees:

9

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$385,968.00	$711,890.00
Cash & Cash Equivalents:	$170,361.00	$87,849.00
Accounts Receivable:	$35,395.00	$198,116.00
Short-term Debt:	$243,345.00	$375,819.00
Long-term Debt:	$180,122.00	$362,888.00
Revenues/Sales:	$724,768.00	$819,815.00
Cost of Goods Sold:	($32,645.00)	($46,359.00)
Taxes Paid:	$0.00	$0.00
Net Income:	($63,813.00)	($38,382.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Extreme Sandbox, LLC

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Randy Stenger	CEO	Extreme Sandbox	2011

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Randy Stenger	CEO	2011

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Randy Stenger	0.0 Membership Interests	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Risk of natural disaster. With our business primarily being at outdoor sites, our locations are always subject to any form of natural disaster that could impact our operations at any one or multiple sites.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Risk of serious injury to a customer or employee. While safety is always our number one priority, we are a recreational activity using heavy equipment that can always pose a risk for serious injury or death. We focus on continuous improvement to reduce any chance of injury, but the risk is always present and could impact our business if an incident occurred.

Operating costs may be unpredictable. We primarily source our equipment through sponsorship deals with equipment manufacturers, so there is always a risk that a sponsorship agreement is not available and we would then have to pay market rates for equipment. Additionally, developing new sites can vary in cost dramatically based on different markets and areas of the country. Often it is cost prohibitive to open a location in prime metro real estate, and thus to keep costs lower we may build sites outside of major metro areas further.

We are currently involved in litigation. We have filed a complaint against a company for breach of contract in Toronto, Canada. This open litigation involves the failure for the company to deliver equipment per the agreement and they're failure to return a deposit ($40,450). We may be subject to legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, however, these legal proceedings may have a material adverse effect on our business, financial condition, or results of operations.

The success of the Company will depend on its ability to compete for and retain additional qualified key personnel to enhance the growth. The Company's business would be adversely affected if it were unable to recruit qualified personnel when necessary or if it were to lose the services of certain key personnel and it were unable to locate suitable replacements in a timely manner. Finding and hiring such replacements, if any, could be costly and might require the Company to grant significant equity awards or incentive compensation, which could have a material adverse effect on the Company's financial results and on your investment. The loss, through untimely death, unwillingness to continue or otherwise, of any such persons could have a materially adverse effect on the Company and its business.

The company intends to use a significant portion of the proceeds from the offering for unspecified working capital. The offering proceeds will be used by the Company in the ways management deems most effective towards the Company's goals. This means that although we definitely have plans for the proceeds (focused on sales, marketing, and site development) the Company will have ultimate discretion to use the proceeds as it sees fit and the Company has chosen not to limit the Company's use of the funds to specific uses that investors could evaluate. Such portion of the proceeds from this offering will be used for the purpose that the company's management deems to be in its best interest in order to address changed circumstances or opportunities. As a result of the foregoing, the Company's success will be substantially dependent upon its discretion and judgement with respect to application and allocation of such portion of the proceeds of this Offering. The company may choose to use the proceeds in the manner that the investors do not agree with and investor may have no recourse. A use of proceeds that does not further the Company's business and goals could harm the Company and its operations, and ultimately cause an investor to lose all or portion of his or her investment.

All control and voting power is currently held by CEO, Randy Stenger, which may affect an investors' decision to invest.

At the moment our current liabilities outweigh our current assets, which could prove detrimental in the long term.

The Company has multiple outstanding loans, some of which have high interest rates, which may be of concern to investors.

The LLC Units into which the Convertible Notes could convert have not yet been authorized, which is a concern.

Ownership and Capital Structure

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights

This is an LLC with no issued units.

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	TJ Stenger
Issue date	02/20/13
Amount	$27,000.00
Outstanding principal plus interest	$9,000.00 as of 08/01/18
Interest rate	5.0% per annum
Maturity date	12/31/18
Current with payments	Yes

Personal loan for Fire Truck purchase

Loan

Loan

Lender	Paul & Catherine Stemper
Issue date	08/31/13
Amount	$30,000.00
Outstanding principal plus interest	$27,500.00 as of 08/01/18
Interest rate	0.0% per annum
Maturity date	12/31/18
Current with payments	Yes

Customer loan for new building financing.

Loan

Lender	Tanglewood Resort
Issue date	04/12/16
Amount	$30,000.00
Outstanding principal plus interest	$30,000.00 as of 08/01/18
Interest rate	6.0% per annum
Maturity date	04/12/19
Current with payments	Yes

Tanglewood line of credit (expansion loan for new site)

Loan

Lender	Merchants Bank
Issue date	01/31/17
Amount	$39,539.00
Outstanding principal plus interest	$31,156.00 as of 08/01/18
Interest rate	7.75% per annum
Maturity date	12/15/20
Current with payments	Yes

Bank line of credit

Loan

Lender	Komatsu Financial
Issue date	11/01/17
Amount	$360,396.00
Outstanding principal plus interest	$360,396.00 as of 08/01/18
Interest rate	4.49% per annum
Maturity date	11/01/22
Current with payments	Yes

CM Labs Simulators and Mini Excavators equipment loan

Loan

Lender	Paypal
Issue date	01/04/18
Amount	$30,500.00
Outstanding principal plus interest	$18,450.00 as of 07/31/18
Interest rate	0.0% per annum
Maturity date	11/04/18
Current with payments	Yes

Paypal - working capital loan. There is no maturity date on this loan. 30% is taken by Paypal from any of our Paypal sales online, so it is paid over time. We are up to date with our payments.

Loan

Lender	Kabbage Loans
Issue date	07/16/18
Amount	$36,000.00
Outstanding principal plus interest	$30,540.00 as of 07/31/18
Interest rate	26.91% per annum
Maturity date	01/16/19
Current with payments	Yes

Kabbage - bank loan

Loan

Lender	Loan Builder
Issue date	07/25/18
Amount	$100,000.00
Outstanding principal plus interest	$106,786.00 as of 07/31/18
Interest rate	12.99% per annum
Maturity date	07/24/19
Current with payments	Yes

Loan Builder - bank loan (consolidation of other loans)

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
	Regulation Crowdfunding	Convertible Note	$7,401	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

For the years ended December 31, 2017 and 2016, the Company had the following related party transactions: The Company rents a facility in Hastings, Minnesota for use in its operations from an entity that is owned by the sole member of the Company. The lease requires minimum rental payments of $4,200 per month through November 30, 2023, and requires the Company to pay the real estate taxes for the property. The Company's rent expense for this facility was $50,400 for the years ended December 31, 2017 and 2016, respectively. Future minimum rental commitments for the related party lease at December 31, 2017 are:

Amount

2018 $ 50,400
2019 50,400
2020 50,400
2021 50,400
2022 50,400
2023 46,200
Total 298,200

The Company made payments in previous years to this related entity to help purchase and improve the property. The Company has a receivable from this related party of $75,500 at December 31, 2017 and 2016 that does not have a stated interest rate or payment terms. The Company has distributed funds to the member that result in a receivable balance of $123,016 and
$78,016 at December 31, 2017 and 2016. The receivable does not have a stated interest rate or payment
terms.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Bulldozers. Excavators. Wheel Loaders. At Extreme Sandbox, we see adults live out their wildest childhood dreams by letting them play with construction equipment on our 10-acre "sandbox." We did $800k+ in sales in 2017 because there's no other place where a person can drive a bulldozer, crush a car, and then finish off with a ride in our fire truck. Perfect for young and old, men and women, individuals and corporate groups, we've grown to 3 locations and want to keep expanding nationally.

After starting with one location in Hastings, Minnesota, we've added another outdoor venue just north of Dallas and an indoor Extreme Sandbox Mini in Roseville, Minn. Buoyed by a successful 2016 Shark Tank appearance and a hard 5-star rating on Trip Advisor, we feel poised to expand into more cities and more states, until eventually, Extreme Sandbox is popular enough that every American can cross "play with a bulldozer" of their bucket lists.

Milestones

Extreme Sandbox, LLC was incorporated in the State of Minnesota in November 2011.

Since then, we have:

- Appeared on Shark Tank in 2016.
- Two locations drove $750k in 2017 revenue, with a new mall location opened at the end of the year.
- TripAdvisor loves us: Over 98% of our 600 total reviews are 5 stars.
- We have three locations -- outdoor sites in Hastings, Minnesota and just north of Dallas, Texas -- plus an Extreme Sandbox Mini location inside Rosedale Mall in Roseville, Minnesota.
- Our reservation-only experience has a price range that spans from $195 for initial individual package to a $900 all-day package.
- Official equipment sponsorship with Komatsu America.
- In October 2017, we launched "Inside the Sandbox," a VLOG on our YouTube channel that now has 85 episodes.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2018, the Company had revenues of $819,815 compared to the year ended December 31, 2017, when the Company had revenues of $817,351. Our gross margin was 105.65% in fiscal year 2018, compared to 107.18% in 2017.
- *Assets.* As of December 31, 2018, the Company had total assets of $711,890, including $87,849 in cash. As of December 31, 2017, the Company had $266,667 in total assets, including $53,217 in cash.
- *Net Loss.* The Company has had net losses of $38,382 and net income of $18,893 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively.
- *Liabilities.* The Company's liabilities totaled $738,707 for the fiscal year ended December 31, 2018 and $247,133 for the fiscal year ended December 31, 2017.

Liquidity & Capital Resources

To-date, the company has been financed with $653,435 in debt.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 12 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 24 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Extreme Sandbox, LLC cash in hand is $34,205, as of March 2018. Over the last three months, revenues have averaged $30,000/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $45,000/month, for an average burn rate of $15,000 per month. Our intent is to be profitable in 1 months.

January through March is our slowest season, so we generally have losses within the first quarter of each year. Additionally we had some extra expenses from the closure of our indoor mall location.

We are launching a new equipment training certification program that we expect to increase revenues at all sites starting 2019 Q2. Also we are rolling out new strategies to increase corporate group sales that we expect to see results within 2-3 months.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https:/www.extremesandbox.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix C: Financial Statements

- Financials 1
- Financials 2
- Financials 3

Appendix D: Director & Officer Work History

- Randy Stenger

Appendix E: Supporting Documents

- LLC_Operating_Agreement__ExtremeSandbox_.pdf


KOMATSU
KOMATSU
PC
210
LC

EXTREME SANDBOX

2018 Report

Dear investors,

First want to thank all of you for investing in Extreme Sandbox. This was our first time opening an investment round up to the general public. For 2018 we finished relatively flat year over year, but the biggest impact to our business last year was the indoor mall location that we tested. We ultimately had this site open for about 13 months and learned a ton of lessons, but unfortunately the losses were just too great. The outdoor sites ended up supporting the one indoor site. So we decided to cut our losses and closed that location to focus on our outdoor locations. Our 2019 goals are to open a 3rd outdoor location and focus on generating $1M in revenue per outdoor site.

We need your help!

Looking for real estate investors who are willing to take on the land/facility portion of a new site build out. Generally this would be about a $250k-$2M investment in real estate (safer investment than working capital), so would like to identify some partners for that. We ultimately have the operational expertise as well as the equipment partner with Komatsu that we can set up a new site relatively easily, just need the investor/developer who can provide the land/facility for our operations.

Sincerely,

Randy Stenger

Founder/CEO

Our Mission

After starting with one location in Hastings, Minnesota, we've added another outdoor venue just north of Dallas and an indoor Extreme Sandbox Mini in Roseville, Minn. Buoyed by a successful 2016 Shark Tank appearance and a hard 5-star rating on Trip Advisor, we feel poised to expand into more cities and more states, until eventually, Extreme Sandbox is popular enough that every American can cross "play with a bulldozer" of their bucket lists.

See our full profile

How did we do this year?

Report Card

B-

The Good

Continued growth in the corporate groups market.

Dramatic increase in our YouTube channel, with regular quality content being posted that boosts sales and generates ad revenue.

No safety incidents. Have become a leader in the industry for our safety standards.

The Bad

Indoor mall location closed at end of 2018. Tested concept for 12 months, but not profitable. Focusing on outdoor sites.

Unable to open 3rd outdoor location. Primarily because of focus on indoor mall location. Now our focus for 2019.

Turnover. As small business growing we are challenged with having an aggressive compensation package, so trouble recruiting.

2018 At a Glance

January 1 to December 31



$$$$

$724,768 **[12%]**
Revenue



-$63,813
Net Loss



IOU!

$243,345 **[35%]**
Short Term Debt



$322,981
Raised in 2017



$34,205
Cash on Hand
As of 03/31/18

INCOME | BALANCE | NARRATIVE

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Bulldozers. Excavators. Wheel Loaders. At Extreme Sandbox, we see adults live out their wildest childhood dreams by letting them play with construction equipment on our 10-acre "sandbox." We did $800k+ in sales in 2017 because there's no other place where a person can drive a bulldozer, crush a car, and then finish off with a ride in our fire truck. Perfect for young and old, men and women, individuals and corporate groups, we've grown to 3 locations and want to keep expanding nationally.

After starting with one location in Hastings, Minnesota, we've added another outdoor venue just north of Dallas and an indoor Extreme Sandbox Mini in Roseville, Minn. Buoyed by a successful 2016 Shark Tank appearance and a hard 5-star rating on Trip Advisor, we feel poised to expand into more cities and more states, until eventually, Extreme Sandbox is popular enough that every American can cross "play with a bulldozer" of their bucket lists.

Milestones

Extreme Sandbox, LLC was incorporated in the State of Minnesota in November 2011.

Since then, we have:

- Appeared on Shark Tank in 2016.
- Two locations drove $750k in 2017 revenue, with a new mall location opened at the end of the year.
- TripAdvisor loves us: Over 98% of our 600 total reviews are 5 stars.
- We have three locations -- outdoor sites in Hastings, Minnesota and just north of Dallas, Texas -- plus an Extreme Sandbox Mini location inside Rosedale Mall in Roseville, Minnesota.
- Our reservation-only experience has a price range that spans from $195 for initial individual package to a $900 all-day package.
- Official equipment sponsorship with Komatsu America.
- In October 2017, we launched "Inside the Sandbox," a VLOG on our YouTube channel that now has 85 episodes.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2018, the Company had revenues of $819,815 compared to the year ended December 31, 2017, when the Company had revenues of $817,351. Our gross margin was 105.65% in fiscal year 2018, compared to 107.18% in 2017.
- *Assets.* As of December 31, 2018, the Company had total assets of $711,890, including $87,849 in cash. As of December 31, 2017, the Company had $266,667 in total assets, including $53,217 in cash.
- *Net Loss.* The Company has had net losses of $38,382 and net income of $18,893 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively.
- *Liabilities.* The Company's liabilities totaled $738,707 for the fiscal year ended December 31, 2018 and $247,133 for the fiscal year ended December 31, 2017.

Liquidity & Capital Resources

To-date, the company has been financed with $653,435 in debt.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 12 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 24 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Extreme Sandbox, LLC cash in hand is $34,205, as of March 2018. Over the last three months, revenues have averaged $30,000/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $45,000/month, for an average burn rate of $15,000 per month. Our intent is to be profitable in 1 months.

January through March is our slowest season, so we generally have losses within the first quarter of each year. Additionally we had some extra expenses from the closure of our indoor mall location.

We are launching a new equipment training certification program that we expect to increase revenues at all sites starting 2019 Q2. Also we are rolling out new strategies to increase corporate group sales that we expect to see results within 2-3 months.

Net Margin: -9%

Gross Margin: 105%

Return on Assets: -17%

Earnings per Share: $-Infinity

Revenue per Employee: $80,530

Cash to Assets: 44%

Revenue to Receivables: 2,048%

Debt Ratio: 110%

Extreme_Sandbox_-_BalanceSheet__2018_.pdf

Extreme_Sandbox_-_ProfitandLoss__2018_.pdf

Reviewed_Financial_Statements_12-31-17.pdf

We ❤ Our
111 Investors

Thank You For Believing In Us

Meghan McClelland
Andrew Coppola
Jonathan McNeilan
Mitchell Lee
Brian Manley
Evan J SEGAL
Ben Estep
Jill Powell
Timothy James
Brian Carolan
Seamus King
Aiden Cohen
Taed Wynnell
Andre Harrell
Kamal Robinson
Tom Olofsson
Gina Lyon
Steve Watry
Jeanna Motmans
Michael McCullough
Ed And Pat Saxton
Bryan K
Michael Icore
Tran Bao Lam
Benjamin Donie
Carl Lumma
Iyler Kirsch
Paul Washington
Brian Franklin
Dmytro Arshynov
Timothy Stoneburner
Lawrence Pepe
Carol Weber
Anthony Marshall
Lyle Notice
Mike Haege
David A Gese
Okwudili C Amaechi
Morris Gelman
John Danesi
Darly M LUELLEN
Carlos Argilagos
Roger W Thiltgen
Kenneth DePaul
Michelle Rogers
Christopher Grittmann
John Plonski
Gary & Carol Lane
Richard G Wheeler, Sr.
Robert Jacques
Mark Cornell Lotz
Karin Coyne
Ryan Pfeifer
Keith Ristow
Mark And Judy Olson
Josh Ripplinger
Pat Cole
Dave Krutzfeldt
Tasha Nova Borozny
Amy J Ostergren
Marvin Walters
Mark Allan Hasse
David Robinson
Rosanne C Beaurivage
Roger J Dahlke
Charles Ward
Lawrence Gray
Jonathon J Dahlke
Curtis Callaway
Robert Turnquist
Paul D. Fabel
Joseph L Green
Colton Dixon
Steven S Schumburg
Joyce Newsome
Margarita Bravo
Dana Swanson
Aaron Foss
Jonathan Snypp
Jane Stuart
Lester Diaz
Pirosca Ioan Ovidiu
Gulab Tejwani
Richard Rogers
Michael Maranda
Bradley A Schmidt
Katie Holman O'Neill
Sean Rogers
Sagar Raste
Larry Jones
Robert Bonnell
Rashawn Curry

Adlane Aoudia
Yonasan Schwartz
David J Yarusso
Cyndy Wilkin
Thomas Dennison
Terry Anderson
Benita Yanora
Idris Mortley
Steve Childers
Roy Ofir
David Flanagan
Allison Payne
Mandi Turner
Michael Sale
William Bogle
Vishal Parekh
Robert Herzfeld
Rhonda Temple
Chee Ho Tey

Thank You!

From the Extreme Sandbox Team


EXTREME
SANDBOX

Randy Stenger
Founder/CEO



Adam Johnson

Director of Sales

10+ years retail management, web design, sales and marketing experience.



Eirik O'Keefe Bratli

Director of Marketing

Experienced videographer/AV technician. Skilled in Photography, Adobe Suite, Final Cut Pro.



Jennifer Alderink

Marketing Ninja

5+years Experienced Marketing Professional, expert in creative vision, organization, development.



Jacob Perkins

Lead Instructor

Former middle school math teacher. Current teacher of off-road heavy equipment.



David Sorge

Lead Instructor

25+ years in Guest Service Management – emphasis in Operations, Sales + Team Training & Development.



Marc Cain

Instructor

Instructor at Minnesota Sandbox.



Chris Groseclose

Instructor

Instructor at Texas Sandbox – currently in school studying Occupational Safety & Health.



Cooper

Lead Digger

Woof woof woof bark woof.

Details

The Board of Directors

DIRECTOR	OCCUPATION	JOINED
Randy Stenger	CEO @ Extreme Sandbox	2011

Officers

OFFICER	TITLE	JOINED
Randy Stenger	CEO	2011

Voting Power

HOLDER	SECURITIES HELD	VOTING POWER
Randy Stenger	0 Membership Interests	100.0%

Past Equity Fundraises

None.

Outstanding Debts

LENDER	ISSUED	AMOUNT	OUSTANDING	INTEREST	MATURITY	CURRE
TJ Stenger	02/20/2013	$27,000	$9,000	5.0%	12/31/2018	Yes
Paul & Catherine Stemper	08/31/2013	$30,000	$27,500	0.0%	12/31/2018	Yes
Tanglewood Resort	04/12/2016	$30,000	$30,000	6.0%	04/12/2019	Yes
Merchants Bank	01/31/2017	$39,539	$31,156	7.75%	12/15/2020	Yes
Komatsu Financial	11/01/2017	$360,396	$360,396	4.49%	11/01/2022	Yes
Paypal	01/04/2018	$30,500	$18,450	0.0%	11/04/2018	Yes
Kabbage Loans	07/16/2018	$36,000	$30,540	26.91%	01/16/2019	Yes
Loan Builder	07/25/2018	$100,000	$106,786	12.99%	07/24/2019	Yes

Related Party Transactions

For the years ended December 31, 2017 and 2016, the Company had the following related party transactions: The Company rents a facility in Hastings, Minnesota for use in its operations from an entity that is owned by the sole member of the Company. The lease requires minimum rental payments of $4,200 per month through November 30, 2023, and requires the Company to pay the real estate taxes for the property. The Company's rent expense for this facility was $50,400 for the years ended December 31, 2017 and 2016, respectively. Future minimum rental commitments for the related party lease at December 31, 2017 are:

Amount

2018 $ 50,400 2019 50,400 2020 50,400 2021 50,400 2022 50,400 2023 46,200 Total 298,200

The Company made payments in previous years to this related entity to help purchase and improve the property. The Company has a receivable from this related party of $75,500 at December 31, 2017 and 2016 that does not have a stated interest rate or payment terms. The Company has distributed funds to the member that result in a receivable balance of $123,016 and $78,016 at December 31, 2017 and 2016. The receivable does not have a stated interest rate or payment terms.

Capital Structure

CLASS OF SECURITY	SECURITIES (OR AMOUNT) AUTHORIZED	SECURITIES (OR AMOUNT) OUTSTANDING	VOTING RIGHTS

	SECURITIES RESERVED FOR ISSUANCE UPON EXERCISE OR CONVERSION
Warrants:	0
Options:	0

Risks

The LLC Units into which the Convertible Notes could convert have not yet been authorized, which is a concern.

The Company has multiple outstanding loans, some of which have high interest rates, which may be of concern to investors.

At the moment our current liabilities outweigh our current assets, which could prove detrimental in the long term.

All control and voting power is currently held by CEO, Randy Stenger, which may affect an investors' decision to invest.

The company intends to use a significant portion of the proceeds from the offering for unspecified working capital. The offering proceeds will be used by the Company in the ways management deems most effective towards the Company's goals. This means that although we definitely have plans for the proceeds (focused on sales, marketing, and site development) the Company will have ultimate discretion to use the proceeds as it sees fit and the Company has chosen not to limit the Company's use of the funds to specific uses that investors could evaluate. Such portion of the proceeds from this offering will be used for the purpose that the company's management deems to be in its best interest in order to address changed circumstances or opportunities. As a result of the foregoing, the Company's success will be substantially dependent upon its discretion and judgement with respect to application and allocation of such portion of the proceeds of this Offering. The company may choose to use the proceeds in the manner that the investors do not agree with and investor may have no recourse. A use of proceeds that does not further the Company's business and goals could harm the Company and its operations, and ultimately cause an investor to lose all or portion of his or her investment.

The success of the Company will depend on its ability to compete for and retain additional qualified key personnel to enhance the growth. The Company's business would be adversely affected if it were unable to recruit qualified personnel when necessary or if it were to lose the services of certain key personnel and it were unable to locate suitable replacements in a timely manner. Finding and hiring such replacements, if any, could be costly and might require the Company to grant significant equity awards or incentive compensation, which could have a material adverse effect on the Company's financial results and on your investment. The loss, through untimely death, unwillingness to continue or otherwise, of any such persons could have a materially adverse effect on the Company and its business.

We are currently involved in litigation. We have filed a complaint against a company for breach of contract in Toronto, Canada. This open litigation involves the failure for the company to deliver equipment per the agreement and they're failure to return a deposit ($40,450). We may be subject to legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, however, these legal proceedings may have a material adverse effect on our business, financial condition, or results of operations.

Operating costs may be unpredictable. We primarily source our equipment through sponsorship deals with equipment manufacturers, so there is always a risk that a sponsorship agreement is not available and we would then have to pay market rates for equipment. Additionally, developing new sites can vary in cost dramatically based on different markets and areas of the country. Often it is cost prohibitive to open a location in prime metro real estate, and thus to keep costs lower we may build sites outside of major metro areas further.

Risk of serious injury to a customer or employee. While safety is always our number one priority, we are a recreational activity using heavy equipment that can always pose a risk for serious injury or death. We focus on continuous improvement to reduce any chance of injury, but the risk is always present and could impact our business if an incident occurred.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Risk of natural disaster. With our business primarily being at outdoor sites, our locations are always subject to any form of natural disaster that could impact our operations at any one or multiple sites.

Description of Securities for Prior Reg CF Raise

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

Minority Ownership

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Exercise of Rights Held by Principal Shareholders

As holders of a majority-in-interest of voting rights in the Company, the unitholders may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor. For example, the unitholders may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The unitholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns. The unitholders have the right to redeem their securities at any time. Unitholders could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability. In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted. Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Restrictions on Transfer

The securities offered via Regulation Crowdfunding may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

- to the issuer;
- to an accredited investor;
- as part of an offering registered with the U.S. Securities and Exchange Commission; or
- to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

Valuation Methodology for Prior Reg CF Raise

The initial amount invested in a Convertible Note is determined by the investor, and we do not guarantee that the Convertible Note will be converted into any particular number of Units. As discussed in Question 13, when we engage in an offering of equity interests involving Units , Investors may receive a number of shares of Units calculated as either the conversion price equal to the lesser of (i) 80% of the price paid per share for Equity Securities by the Investors in the Qualified Financing or (ii) the price equal to the quotient of the valuation cap of $6,500,000 (the "Valuation Cap") divided by the aggregate number of outstanding shares of the Company's units as of immediately prior to the initial closing of the Qualified Financing (assuming full conversion or exercise of all convertible and exercisable securities then outstanding, but excluding the shares of equity securities of the Company issuable upon the conversion of the Notes or any other debt).

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the Units that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our board of directors . Among the factors we may consider in determining the price of Units are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our units that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;

- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

Company

Extreme Sandbox, LLC

- Minnesota Limited Liability Company
- Organized November 2011
- 9 employees

1901 Glendale Rd
Hastings MN 55033

http://www.extremesandbox.com

Business Description

Refer to the Extreme Sandbox profile.

EDGAR Filing

The Securities and Exchange Commission hosts the official version of this annual report on their EDGAR web site. It looks like it was built in 1989.

Compliance with Prior Annual Reports

Extreme Sandbox is current with all reporting requirements under Rule 202 of Regulation Crowdfunding.

All prior investor updates

You can refer to the company's updates page to view all updates to date. Updates are for investors only and will require you to log in to the Wefunder account used to make the investment.

Say Hello

Questions? Ideas? Love Letters?

Say something nice....

SUBMIT COMMENT


You're pretty neat.

You're the first one here!
Early people don't usually get a prize, so here's a love letter from us.